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                                                                     Exhibit 12

                    Computation of Earnings to Fixed Charges
                                 CSX Corporation
                       Ratio of Earnings to Fixed Charges
                              (Millions of Dollars)

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

                                                                            FOR THE FISCAL YEARS ENDED

                                                   DEC. 29, 2000   DEC. 31, 1999   DEC. 25, 1998    DEC. 26, 1997   DEC. 27, 1996
 Earnings:

               Earnings Before Income Taxes       $         277    $         104   $         744    $       1,159   $       1,299
               Interest Expense                   $         543    $         521   $         506    $         451   $         249
               Amortization of debt discount      $           1    $           -   $           1    $           4   $           2
               Interest Portion of Fixed Rent     $         109    $         151   $         183    $         196   $         188
               Undistributed earnings of
               unconsolidated subsidiaries        $         (18)   $         (58)  $        (238)   $        (150)  $          (6)

                                                  -------------    -------------   -------------    -------------   -------------
               Earnings, as Adjusted              $         912    $         718   $       1,196    $       1,660   $       1,732
                                                  -------------    -------------   -------------    -------------   -------------

Fixed Charges:
               Interest Expense                   $         543    $         521   $         506    $         451   $         249
               Capitalized Interest               $           6    $           8   $           9    $           3   $           5
               Amortization of Debt Discount      $           1    $           -   $           1    $           4   $           2
               Interest Portion of Fixed Rent     $         109    $         151   $         183    $         196   $         188

                                                  -------------    -------------   -------------    -------------   -------------
               Fixed Charges                      $         659    $         680   $         699    $         654   $         444
                                                  -------------    -------------   -------------    -------------   -------------
                                                  ---------------------------------------------------------------------------------
               Ratio of Earnings to Fixed Charges           1.4 x            1.1 x           1.7 x            2.5 x           3.9 x
                                                  ---------------------------------------------------------------------------------
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